UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORTPURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

July 28, 2008

Date of Report (Date of earliest event reported)

BALLANTYNE OF OMAHA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

4350 McKinley Street Omaha, Nebraska		68112
(Address of principal executive offices)		(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 2.02                                             Results of Operations and Financial Condition

Ballantyne of Omaha, Inc. (the “Company”) issued a press release on July 31, 2008 with earnings information on the Company’s quarter ended June 30, 2008. The press release is furnished with this Form 8-K as Exhibit 99.1.

Items 2.03                                       Creation of a Direct Financial Obligation or an Obligation under an Off  Balance Sheet Arrangement of a Registrant.

On July 28, 2008, Ballantyne’s joint venture entity with Real D, Digital Link II, LLC (“DL II”), entered into a loan agreement pertaining to the financing of digital projection equipment deployed by DL II in the normal course of business.  Pursuant to the terms of the loan agreement, DL II borrowed approximately $1.3 million to be repaid over a 36 month term and bears interest equal to 7% per annum.  Equal payments of principal and interest are due from DL II to the lender on a monthly basis.  Ballantyne, as a 44.4% owner of DL II, guaranteed 44.4% of the loan amount or approximately $0.6 million plus interest.  The loan is secured by a security interest on the equipment granted to the lender under a security agreement between the lender and DL II.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release with earnings information, dated July 31, 2008, issued by the Company.

The information contained in this Current Report under Item 2.02, including the exhibit referenced in Item 9.01, is being “furnished” pursuant to “Item 2.02 Results of Operations and Financial Condition” of Form 8-K and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02, including Exhibit 99.1, of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE OF OMAHA, INC.

Date: August 1, 2008	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer